UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: June 26, 2008

TRUSTCASH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

000-49838 (Commission File Number)	94-3381088 (IRS Employer Identification Number)

Kent Carasquero, Chief Executive Officer

475 Lenox Road, Suite 400, Atlanta, Georgia30326

(Address of principal executive offices)

(800) 975-5196

(Registrant's telephone number, including area code)

n/a

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   •     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   •     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On December 20, 2007 Trustcash Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TCHH Acquisition Corp, a wholly-owned subsidiary of the Company (“TCHH”), and Paivis Corp., (“Paivis”) whereby the Company intended to acquire all of the issued and outstanding common shares of Paivis on a share for share exchange basis. The Merger Agreement was filed on Form 8-K with the Securities and Exchange Commission on December 28, 2007.

On February 5, 2008, the parties to the Merger Agreement agreed to amended the terms and conditions of the original agreement with the execution of an Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”). Effective on June 26, 2008, the Company and Paivis agreed, through a letter of understanding, to continue with due diligence efforts past the Amended Merger Agreement’s closing date. The parties agreed to set a closing date with an amendment to the Amended Merger Agreement upon accepting a suitable financing proposal for the combined businesses.

ITEM 7.01      Regulation FD Disclosure

The information contained herein includes a certificate of designation of preferred stock attached as Exhibit 4, a letter of understanding attached as Exhibit 99(i), and a stock option plan attached as Exhibit 99(ii), all of which are incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. However, this information may be incorporated by reference in another filing under the Securities and Exchange Act of 1934 or the Securities Act of 1933 only if, and to the extent that, such subsequent filing specifically references the information incorporated by reference herein.

Item 8.01      Other Events.

On June 30, 2008, the board of directors of the Company approved the Company’s 2008 Stock Option Plan (“Plan”). The Plan is intended to promote the interests of Company by providing eligible persons with the opportunity to acquire or increase their proprietary interest in the Company as an incentive for them to continue their employment or service. The board of directors believes that such an incentive will help to enhance stockholder value.

The maximum number of shares of common stock that may be issued over the ten (10) year term of the Plan shall not exceed ten million (10,000,000) shares, one million (1,000,000) of which may be issued as incentive stock options (“ISO”) and nine million (9,000,000) of which may be issued as non-statutory stock options (“NSO”). Employees will be eligible for ISOs and NSOs under the Plan. Non-employee members of the board of directors and consultants will be eligible for NSOs.

If stockholder approval is not obtained within twelve (12) months after the date of the board of directors’ adoption of the Plan, no options may be exercised under the Plan.

No options have been granted pursuant to the Plan as of the date of this report.

2

On June 30, 2008, the board of directors designated twenty five million (25,000,000) of the fifty million (50,000,000) preferred shares authorized, par value $0.001 per share, as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), which principal powers, designations, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions are as follows:

•	The Series A Preferred Stock holders will be entitled to vote together with the holders of the common stock as a single class on all matters submitted for a vote of holders of common stock.

•

The Series A Preferred Stock holders will be entitled to cast two (2) votes for each vote that such holder would be entitled to cast had such holder converted his or her Series A Preferred Stock into shares of common stock as of the date immediately prior to the record date for determining the stockholders of the Company eligible to vote on any such matter.

•	The Series A Preferred Stock holders will be entitled to convert each share of Series A Preferred Stock, at any time, into five (5) shares of common stock as of the conversion date.

•	The Series A Preferred Stock holders will be entitled to certain anti-dilution protection in the case of capital reorganization, reclassification or otherwise.

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ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

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(d)     Exhibits

The following exhibits are filed herewith:

4           Certificate of Designation of Series A Convertible Preferred Stock of Trustcash Holdings, Inc., dated June 30, 2008.

99(i)      Letter of Understanding between Trustcash Holdings, Inc. and Paivis Corp., dated June 26, 2008.

99(ii)     Trustcash Holdings, Inc. 2008 Stock Option Plan, approved on June 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trustcash Holdings, Inc.

By: /s/ Kent Carasquero                              July 2, 2008

Name: Kent Carasquero

Title: Chief Executive Officer

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